                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    BRITE VOICE SYSTEMS, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                           BRITE VOICE SYSTEMS, INC.
                          7309 EAST 21ST STREET NORTH
                           WICHITA, KANSAS 67206-1083

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995
                             ---------------------

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Brite Voice Systems, Inc. will be held at Fleet Bank, 8th Floor, Room F, 75 State Street, Boston, Massachusetts, on Tuesday, May 9, 1995 at 1:00 p.m., for the following purposes:

    1. To elect a Board of Directors (six members) to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified;

    2.  To   approve  and  ratify  the   appointment  of  Arthur  Andersen  LLP,
        independent public accountants, as auditors for the current fiscal year; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The   enclosed  Proxy  Statement  includes  information  relating  to  these proposals.

    All stockholders of record as of the close of business on March 31, 1995, are entitled either to attend and vote in person any shares held by them or to attend and vote by proxy any shares held by them. A majority of the outstanding shares of the Company is required for a quorum.

    The Board of Directors and management sincerely desire your presence at the meeting. However, so that we may be sure that your vote will be included, please sign and return the enclosed proxy promptly. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors

                                          /s/ GLENN A. ETHERINGTON

                                          --------------------------------------
                                          Glenn A. Etherington,
                                                SECRETARY

April 7, 1995

                                    IMPORTANT
PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. THE PROXY MAY BE REVOKED BY YOU AND THE SUBMISSION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           BRITE VOICE SYSTEMS, INC.
                          7309 EAST 21ST STREET NORTH
                           WICHITA, KANSAS 67206-1083

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished by the Board of Directors of Brite Voice Systems, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held May 9, 1995, at Fleet Bank, 8th Floor, Room F, 75 State Street, Boston, Massachusetts, and at any adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, said shares will be voted in favor of the proposals set forth in the attached notice. The proxy also confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting and other matters which may properly come before the meeting. There are no rights of appraisal or similar rights of dissenters with respect to any of the matters proposed to be considered at the meeting. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 7, 1995.

    A stockholder who has given a proxy may revoke it as to any motion on which a vote has not already been passed by signing a proxy bearing a later date or by a written notice delivered to the Secretary of the Company at the office of the Company, at any time up to the meeting or any adjournment thereof, or delivered to the Chairman of the meeting on the day of the meeting or any adjournment thereof. A stockholder may appoint a person, other than the Board of Directors' nominees, to represent him at the meeting. This right may be exercised by the insertion of said person's name in the blank space provided and by striking out the names of the Board of Directors' nominees, or by the submission of a similar form of proxy.

    The cost of solicitation of these proxies will be paid by the Company, including reimbursements paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to, and solicitation of proxies from, the beneficial owners of shares held of record by such persons. The Company has not engaged any person to solicit proxies in connection with the meeting.

                               VOTING AT MEETING

    Only stockholders of record on the books of the Company at the close of business on March 31, 1995, the record date established for the Annual Meeting, will be entitled to vote at the meeting. On March 31, 1995, there were 8,089,523 shares of Common Stock outstanding and no other voting securities. Stockholders of the Company have the right to cumulate votes in the election of Directors (i.e., each stockholder is entitled to as many votes as equals the number of shares of stock held by him or her on the record date, multiplied by the number of Directors to be elected, and such votes may all be cast for a single candidate, or may be distributed among several or all of the candidates, as the stockholder sees fit). On all other matters, all stockholders are entitled to one vote per share. Directors are elected by a plurality vote. All other proposals will be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such matters.

    Shares represented by proxies containing abstentions, or indicating broker non-votes, will be considered as present at the meeting for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will not otherwise be counted on any matters.

                             COMMON STOCK OWNERSHIP

    The following table sets forth certain information, furnished by the persons named below, concerning beneficial ownership of the Company's Common Stock as of March 31, 1995 (except as otherwise indicated) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Director and nominee for Director of the Company; (iii) each of the executive officers named in the table under the heading "Compensation of Directors and Executive Officers -- Summary Compensation Table"; and (iv) all Directors and officers of the Company as a group.

                                                                                      NUMBER OF SHARES
                                                                                        BENEFICIALLY     PERCENT OF
NAME                                                                                      OWNED (1)       CLASS (2)
- - ------------------------------------------------------------------------------------  -----------------  -----------
Stanley G. Brannan .................................................................      1,422,562(3)        17.24
 7309 East 21st Street North
 Wichita, Kansas 67206
Perry E. Esping ....................................................................        447,000(4)         5.42
 1111 West Mockingbird
 Suite 1400
 Dallas, Texas 75247
Morton H. Sachs & Co. ..............................................................        502,500(5)         6.09
 DBA The Sachs Co. and
  Morton H. Sachs
 1346 South Third Street
 Louisville, Kentucky 40208
FMR Corp. ..........................................................................        520,800(6)         6.31
 Fidelity Management & Research Co.
  and Edward C. Johnson 3d
 82 Devonshire Street
 Boston, Massachusetts 02109
Glenn A. Etherington................................................................         44,472           *
Leon A. Ferber......................................................................        180,000            2.18
C. MacKay Ganson, Jr................................................................         27,362(7)        *
David S. Gergacz....................................................................          2,500           *
David F. Hemmings...................................................................         84,200(8)        *
John F. Kelsey, III.................................................................          5,333           *
Donald R. Walsh.....................................................................         22,999           *
All Directors and Executive ........................................................      2,236,428           27.11
 Officers as a Group
 (9 persons)

- - ------------------------

 *   Less than 1% of the outstanding Common Stock

(1) Except as otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to such shares.

(2) In calculating the percentages shown, as required by the proxy solicitation rules of the Securities and Exchange Commission, the number of shares owned by the named individuals includes the shares they had the right to purchase within 60 days of March 31, 1995 upon exercise of stock options. The options held by the named individuals and the group are: Perry E. Esping --
     10,000; Glenn A.  Etherington -- 43,472;  C. MacKay Ganson,  Jr. --  6,500;
     David S. Gergacz -- 2,500; David F. Hemmings -- 80,000; John F. Kelsey, III
     -- 2,500; Donald R. Walsh -- 16,250; and the group -- 161,222.

(3) Includes 25,000 shares owned by Mr. Brannan's wife. Also includes 2,000 shares held in trust for the benefit of Mr. Brannan's children, beneficial ownership of which is disclaimed by Mr. Brannan.

(4) Includes 2,000 shares held in trust for the benefit of Mr. Esping's adult children, as to which Mr. Esping's wife is trustee. Mr. Esping disclaims beneficial ownership of such shares.

(5) The Sachs Co. is an investment adviser registered under Section203 of the Investment Advisers Act of 1940 and Morton H. Sachs is an individual controlling shareholder thereof. The information is derived from a Schedule
     13G jointly filed with the Securities and Exchange Commission by the reporting persons. The number of shares owned is as of February 10, 1995.
     The percentage is calculated as of March 31, 1995.

(6)  Fidelity  Management &  Research Co.  is a  wholly owned  subsidiary of FMR
     Corp. and an investment adviser registered under Section203 of the Investment Advisers Act of 1940. Edward C. Johnson 3d is Chairman of FMR
     Corp. The information is derived from a Schedule 13G jointly filed with the Securities and Exchange Commission by the reporting persons. The number of shares owned is as of December 31, 1994. The percentage amount is calculated as of March 31, 1995.

(7) Includes 4,300 shares held by Tucker Anthony & R.L. Day, Inc. for the benefit of the C. MacKay Ganson, Jr. SEP IRA. Also includes 3,081 shares held by the CMG Trust u/d/t 12/19/68 for the benefit of Carol Ganson, as to which Mr. Ganson is trustee.

(8) Includes 1,000 shares owned by Mr. Hemmings' son, beneficial ownership of which is disclaimed by Mr. Hemmings.

      COMPLIANCE WITH SECTION16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section16(a) of the Securities Exchange Act of 1934 requires officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section16(a) forms they file. On the basis of reports and representations submitted by the Directors and executive officers of the Company, all Forms 3, 4 and 5 showing ownership of, and changes of ownership in, the Company's Common Stock during 1994, were timely filed with the Securities and Exchange Commission, except that (1) the April 27, 1994 purchase of 2,000 shares of Common Stock by a trust administered by the wife of Perry E. Esping, a Director, the beneficiaries of which are Mr. Esping's adult children, which should have been reported currently on Form 4, was instead reported late on Form 5 for year-end 1994, when Mr. Esping became aware of the transaction; and (2) the November 3, 1993 purchase of 200 shares of Common Stock by David F. Hemmings, Executive Vice President, which should have been reported currently on Form 4, was not reported on Form 4 until June 1994, because of an oversight.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    Pursuant to the Company's Bylaws, the Board of Directors has fixed the number of Directors at six and approved the slate of nominees identified below. If any individual nominated for election as a Director is not available at the time of the Annual Meeting to serve as a Director if so elected, proxies cast on behalf of that nominee may be voted for the remaining nominees and for a substitute nominee designated by the proxy holders or the current Board of Directors. The Company expects all nominees to be available to serve if elected as Directors. The nominees, and certain information with respect to each of them, are as follows:

              NAME                     AGE                 POSITION WITH COMPANY               DIRECTOR SINCE
- - ---------------------------------      ---      --------------------------------------------  ----------------
Stanley G. Brannan                         45   Chairman of the Board and President            October, 1984
Perry E. Esping (1)                        60   Director                                         May, 1990
Glenn A. Etherington                       40   Chief Financial Officer, Secretary and               --
                                                 Nominee for Director
C. MacKay Ganson, Jr. (1)(2)               55   Director                                        August, 1993
David S. Gergacz (1)                       46   Director                                         May, 1994
John F. Kelsey, III (1)(2)                 48   Director                                         May, 1994

- - ------------------------
(1)  Member of Compensation Committee

(2)  Member of Audit Committee

    STANLEY G. BRANNAN is Brite's founder and has been President, Chief Executive Officer and
Chairman of the Board since its inception. Prior to founding the Company, Mr. Brannan founded Mycro-Tek, Inc., a company specializing in the manufacture of microprocessor-based products used in electronic newsroom systems and television character generators. When Mycro-Tek was acquired by Allied Corporation in 1980, Mr. Brannan was employed by Allied and eventually became president of the company's Merganthaler USA Division.

    PERRY E. ESPING has served as President, Chief Executive Officer and Director of Business Records Corporation, a publicly held corporation headquartered in Dallas, Texas, since 1988. Business Records Corporation provides services to county governments and manufactures election products. In 1971, Mr. Esping founded First Data Resources, Inc. and served as its Chairman and Chief Executive Officer until January 1988. After American Express acquired First Data Resources, Mr. Esping also served as President of American Express' Data Based Services Group USA from 1986 until 1988.

    GLENN A. ETHERINGTON has been Chief Financial Officer of the Company since August 1988. He was Treasurer from August 1988 until August 1993 and has been Secretary since August 1993. From April 1984 until joining the Company, he served in various capacities including Vice President of Finance, Controller and Treasurer of American City Business Journals, Inc., a publisher of weekly business newspapers. Mr. Etherington is a certified public accountant.

    C. MACKAY GANSON, JR. is a principal of Ganson & Company Fiduciary Services, formerly Taylor, Ganson & Perin Fiduciary Services, a small, privately-held firm providing fiduciary and trust services for individuals. Prior to 1982, Mr. Ganson was Vice President with Bank of Boston's venture capital affiliate. Mr. Ganson is active in venture capital investing and serves as a Director of several privately-held companies. He became a Director of the Company in 1993, having served as a Director of Perception Technology Corporation since 1982.

    DAVID S. GERGACZ has been President, Chief Executive Officer and a Director of Rogers Cantel, Inc., the wireless communications company providing cellular voice, data and messaging services throughout Canada, since March 1993. From July 1991 to February 1993, Mr. Gergacz was Chief Executive Officer of Boston Technology, Inc., a leading manufacturer of computer products designed to enhance services of telephone companies around the world. As a founder of Sprint Corporation, Mr. Gergacz was primarily responsible for developing the first global fiber optic network. From 1986 until 1991, Mr. Gergacz held a number of management positions with Sprint and, as President of the Network Systems Division, led Sprint in winning the Federal Telecommunications System contract. Mr. Gergacz is a director of Micrografx, Inc.

    JOHN F. KELSEY, III has been President and sole stockholder of The Kelsey Group, Inc. since 1986. The Kelsey Group serves as a consultant to directory and newspaper publishers, telephone companies, industry suppliers and entrepreneurs in identifying opportunities in, and developing products for, the electronic publishing market. The Kelsey Group also publishes industry-specific analytical studies on emerging technologies, including THE KELSEY
REPORT-Registered Trademark-, distributed to subscribing industry clients, and regularly sponsors conferences for Yellow Pages and newspaper publishers. Mr. Kelsey has been involved in the electronic information services industry since 1978 when, as District Manager at AT&T, he was responsible for strategic planning of interactive services. Mr. Kelsey also held several positions with Dow Jones & Company beginning in 1980.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held six meetings during 1994.

    The Company's Audit Committee recommends selection of the Company's independent auditors, reviews the scope and results of the audit, makes inquiries as to the adequacy of the Company's accounting, financial and operating controls, and reports findings and recommendations to the Board. During 1994, this Committee met on two occasions.

    The Company's Compensation Committee determines the cash compensation for all Board-elected officers of the Company and determines the recipients and amounts of stock option grants. During 1994, this Committee met on two occasions.

    The Company has no standing nominating committee.

    During 1994, no Director attended less than 75% of the aggregate of all meetings of the Board of Directors and the Committees, if any, on which such Director served and which were held during the period that such person served on the Board or such Committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

    Directors of the Company who are not officers currently receive $500 for each Board meeting attended and an annual fee of $5,500. Each Director also receives $500 for each Committee meeting attended which is held other than in conjunction with a regularly scheduled Board meeting. Directors are also reimbursed for expenses incurred in attending such meetings.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows the cash and other compensation paid or to be paid by the Company and its subsidiaries to (i) the Company's Chief Executive Officer, and (ii) the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1994.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                ANNUAL           COMPENSATION
                                             COMPENSATION        -------------
                                       ------------------------     AWARDS        ALL OTHER
         NAME AND                         SALARY        BONUS       OPTIONS      COMPENSATION
    PRINCIPAL POSITION        YEAR          ($)          ($)          (#)            ($)
- - --------------------------  ---------  -------------  ---------  -------------  --------------
Stanley G. Brannan               1994     159,250        78,000             0        2,718(3)
 Chairman of the                 1993     141,000        56,772             0        4,275(4)
 Board and President             1992     134,000             0             0        3,545(5)

Donald R. Walsh                  1994     131,667        63,000             0        4,504(3)
 Executive Vice                  1993     123,550        47,310        70,000        4,906(4)
 President                       1992     120,400         1,500             0        4,665(5)

David F. Hemmings                1994     150,000        83,000             0        2,718(3)
 Executive Vice                  1993      97,211(1)     35,695       150,000            0
 President

Leon A. Ferber                   1994     150,001        49,000             0        2,718(3)
 Executive Vice                  1993     151,925(2)     13,386             0            0
 President

Glenn A. Etherington             1994     123,475        37,000             0       41,429(3)
 Chief Financial                 1993      95,475        18,709        60,000        3,006(4)
 Officer and Secretary           1992      80,600        16,750             0        2,515(5)

- - ------------------------
(1) Includes consulting fees of $50,000 paid to Mr. Hemmings prior to commencement of his employment with the Company.

(2) Includes $89,424 cash compensation paid to Mr. Ferber in his capacity as an officer of Perception Technology Corporation during 1993, prior to the merger of Perception Technology Corporation with the Company.

(3) Includes (a) matching contributions under the Company's 401(k) plan in the amounts of $2,036 on behalf of Mr. Walsh and $2,550 on behalf of each of Messrs. Brannan, Hemmings, Ferber and Etherington; (b) term life insurance premiums in the amounts of $2,468 on behalf of Mr. Walsh and $168 on behalf of each of Messrs. Brannan, Hemmings, Ferber and Etherington, and (c) relocation expense reimbursements to Mr. Etherington of $38,711, which amount includes income tax reimbursement of $10,704.

(4) Represents amounts paid as matching contributions under the Company's 401(k) plan and a $1,507 term life insurance premium paid on behalf of Mr. Walsh.

(5) Represents amounts paid as matching contributions under the Company's 401(k) plan and a $1,155 term life insurance premium paid on behalf of Mr. Walsh.

    The following table sets forth information concerning options to purchase Common Stock granted during 1994 to the individuals identified in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                   POTENTIAL
                                                                                                                  REALIZABLE
                                                                                                                   VALUE AT
                                                                                                                    ASSUMED
                                                                                                                    ANNUAL
                                                                                                                   RATES OF
                                                                                                                     STOCK
                                                                                                                   PURCHASE
                                                                                                                     PRICE
                                                              % OF TOTAL                                          APPRECIATION
                                                                OPTIONS                    MARKET                        FOR
                                                 OPTIONS      GRANTED TO     EXERCISE     PRICE ON                OPTION TERM
                                                 GRANTED     EMPLOYEES IN      PRICE       DATE OF    EXPIRATION  -----------
NAME                                               (#)        FISCAL YEAR     ($/SH)        GRANT        DATE       0% ($)
- - ---------------------------------------------  ------------  -------------  -----------  -----------  ----------  -----------
Donald R. Walsh..............................        499(1)          .34          9.24        10.87     12/31/94         814


NAME                                             5% ($)       10% ($)
- - ---------------------------------------------  -----------  -----------
Donald R. Walsh..............................         950        1,085

- - ------------------------
(1) Granted on July 1, 1994 under the Company's Employee Stock Purchase Plan and deemed exercised on December 31, 1994, for the exercise price of $9.24 per share which is equal to 85% of the lower of the fair market value of the Common Stock on such dates.

    The following table sets forth, for each of the Executive Officers named in the Summary Compensation Table above, information concerning each exercise of options to purchase Common Stock during the year ended December 31, 1994 and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED   IN-THE- MONEY OPTIONS AT
                                                                OPTIONS AT FISCAL               FISCAL
                                       SHARES       VALUE            YEAR-END                YEAR-END ($)
                                     ACQUIRED ON  REALIZED   ------------------------  -------------------------
NAME                                  EXERCISE       ($)     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- - -----------------------------------  -----------  ---------  ------------------------  -------------------------
Stanley G. Brannan.................           0           0             0/ 0                      0/ 0
Donald R. Walsh....................      26,250     150,938         8,750/ 70,000           111,563/ 577,500
David F. Hemmings..................           0           0        15,000/ 135,000          168,750/ 1,593,750
Leon A. Ferber.....................           0           0             0/ 0                      0/ 0
Glenn A. Etherington...............           0           0        35,972/ 61,250           357,376/ 510,469

              EMPLOYMENT AGREEMENT; CHANGE IN CONTROL ARRANGEMENTS

    David F. Hemmings is serving as Executive Vice President of the Company under an Employment Agreement dated September 8, 1993 (hereinafter the "Agreement"). The Agreement provides for a base salary of $150,000 per year, subject to review by the Compensation Committee, and participation in the Company's executive incentive compensation program. The Agreement also provides for reimbursement of Mr. Hemmings' relocation costs and the provision of benefits generally provided to other Company executives. The Agreement is terminable by either party on two weeks' notice. If the Agreement is terminated by the Company for cause, Mr. Hemmings is not entitled to any severance pay or other benefits. If the Agreement is terminated other than for cause prior to September 9, 1995, Mr. Hemmings will receive a severance payment of one-half of his then current base salary, but not less than $75,000.

    On September 8, 1993, Mr. Hemmings entered into a Non-Statutory Stock Option Agreement pursuant to which Mr. Hemmings was granted options to purchase 100,000 shares of the Company's Common Stock. The Agreement provides, in part, that in the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a change of ownership involving the transfer of in excess of 50% of the then outstanding Common Stock to a corporation or other entity, person or group of affiliated persons (hereafter a "Transaction"), Mr. Hemmings shall have the right, immediately prior to the Transaction, to exercise all options granted under the Agreement which have not previously been exercised or terminated.

    Certain of the Company's executive officers have been granted options under both the Company's 1984 Incentive Stock Option Plan and the Company's 1994 Stock Option Plan. Under the 1984 Incentive Stock Option Plan, in the event of a Transaction, holders of options will have the right, immediately prior to consummation of the Transaction, to exercise all options granted thereunder without regard to the vesting provisions contained in the applicable option agreements. The 1994 Stock Option Plan contains a similar provision, except that the Board of Directors may, in its sole discretion, determine that such immediate vesting of the right to exercise outstanding options is not in the best interests of the Company, in which event the successor corporation would be required to agree to assume the outstanding options or substitute comparable options of such successor corporation.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Company's Compensation Committee determines the cash compensation for all Board-appointed officers. Stanley G. Brannan, President of the Company, has participated in the Compensation Committee deliberations concerning executive compensation, other than deliberations concerning his own compensation.

    Pursuant to a Rental Agreement between the Company and Brannan Leasing, Inc., a corporation owned and controlled by Mr. Brannan, the Company pays Brannan Leasing, Inc. $450 per hour for use of its airplane. Brannan Leasing assumes responsibility for all expenses associated with the airplane, other than fuel. Rentals paid or accrued during the year ended December 31, 1994, were approximately $78,000.

    During the year ended December 31, 1994, the Company sold enhanced network services, including voice dialing and directory call completion systems, to Rogers Cantel, Inc. The aggregate amount of such sales was approximately $2,900,000, of which $359,000 was payable in the ordinary course of business as of December 31, 1994. The Company anticipates that it will provide additional services and equipment to Rogers Cantel, although it is unable to predict the timing and amount of such future business. David S. Gergacz, a Director of the Company, is President, Chief Executive Officer and a Director of Rogers Cantel, Inc.

    The Company retains Personnel Solutions, Inc., a corporation owned and controlled by the wife of Glenn A. Etherington, Chief Financial Officer and a nominee for Director of the Company, to provide consulting services on human resources issues. Aggregate payments to Personnel Solutions, Inc. during the year ended December 31, 1994 were approximately $10,900.

    Other than as set forth above, no person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or of any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company (the "Committee") determines the Company's executive compensation policies and sets specific executive salaries. The Committee is composed of the non-employee directors of the Company, Perry E. Esping, C. MacKay Ganson, Jr., David S. Gergacz and John F. Kelsey, III.

    The Company's executive compensation program is designed to attract, retain and motivate executive officers who are believed to have the abilities necessary for the long-term success of the Company. This program consists of a base salary, incentive compensation based upon the achievement of certain specified revenue and operating profit goals, and stock options.

    Stanley G. Brannan, President of the Company, participates in deliberations regarding the compensation of other executive officers, but does not participate in determining his own compensation. Mr. Brannan makes recommendations to the Committee on the incentive compensation program to be followed by the Company, as well as specific compensation levels for each executive officer. After evaluating these recommendations, the Committee recommends programs and pay levels to the full Board for approval. In making its recommendations to the Board, the Committee considers such factors as the salaries of executive officers in similar positions with comparably sized companies, primarily within the Company's industry; survey data obtained from various sources; the experience and contribution levels of each executive officer; and the Company's financial performance during the last fiscal year. Mr. Brannan's compensation is set in accordance with the policies and practices established for the other executive officers of the Company.

    Under the Company's executive incentive compensation plan for 1994, executive officers were entitled to receive bonuses based upon the achievement by the Company of certain revenue and operating income targets established by the Board of Directors at the commencement of the year. Each executive was assigned a target bonus based upon achieving on-plan performance. Target bonuses ranged from approximately 27% of base salary to approximately 45% of base salary depending upon each executive's experience, contribution and job responsibilities. In computing executive bonuses, a formula was used to determine the percentage of incentive compensation earned by each executive. Under the formula, attainment of operating income is weighted three times as heavily as revenue attainment. Below specified levels of operating income, no bonus is earned.

    In November 1994, the Committee engaged William M. Mercer Incorporated ("Mercer") to evaluate the Company's practices with respect to executive compensation. In particular, Mercer was to evaluate the Company's executive compensation program to insure that it properly incented the executives to provide maximum stockholder returns over both the short-term and long-term. It is expected that the 1995 executive compensation program will be based primarily on the findings of the Mercer study and will be substantially similar to the 1994 program.

    The Committee also grants stock options to executive officers in order to provide long-term incentives to the executives and to align the executives with the goal of maximizing stockholder value over time. Stock options are generally granted at fair market value, with vesting occurring at various dates. Grant ranges have been established for the executives based upon the practices of comparably-sized companies in the Company's and related industries. Individual grants may vary within the range to reflect individual performance and potential. In late 1993, stock options were granted to 14 employees of the Company, including three of the executive officers named in the Summary
Compensation Table, other than Mr. Brannan. Under the terms of the option agreements, vesting of portions of the options was dependent, in part, on the Company attaining a certain level of operating income in either 1994 (the "1994 Options") or 1995 (the "1995 Options"). The agreements further provided that if the targeted level of operating income was not met, the options for that year would terminate. In November 1994, the Board, on the recommendation of the Committee, and based upon the Company's performance to date and anticipated results through the end of 1994, took action to assure that the 1994 Options would vest in the grantees, barring any unforeseen adverse developments during the remainder of the year. In order to assure that all of the effects of the option agreements contemplated at the time the agreements were entered into would be realized, the Board subsequently authorized amendments to the agreements which would cause any previously unvested option to remain in effect and become vested in the grantee, on the ninth anniversary of the grant date with respect to the 1994 Options, and the tenth anniversary of the grant date with respect to the 1995 Options, assuming the grantee's continued employment and compliance with other terms of the agreements. The Board believes that the actions taken on the option agreements were consistent with the Board's intent of providing both meaningful incentives to the Company's executives and appropriate recognition for outstanding performance. No incentive stock options were granted to any executive officer of the Company during 1994.

                             COMPENSATION COMMITTEE

                                Perry E. Esping
                                C. MacKay Ganson, Jr.
                                David S. Gergacz
                                John F. Kelsey, III

                              COMPANY PERFORMANCE

    The following graph shows a comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the common stock of a composite group of peer companies selected by the Company, for the period from December 31, 1989 through December 31, 1994:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BRITE VOICE SYS   S&P 500   PEER GROUP ONLY
1989                100.00     100.00            100.00
1990                 43.66      96.89             33.72
1991                 67.61     126.42             48.64
1992                 30.99     136.05             90.69
1993                119.72     149.76             94.46
1994                201.41     151.74            114.36

    The  self-determined  peer  group  consists  of  Boston  Technology,   Inc.,
Cognitronics Corporation, Digital Sound Corporation, Electronic
Tele-Communications,   Inc.,   InterVoice,   Inc.,   Microlog   Corporation  and
Syntellect, Inc.

                                 PROPOSAL NO. 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to serve as auditors for the year ending December 31, 1995. Arthur Andersen LLP served as the Company's auditors for the years ended December 31, 1993 and 1994. Baird, Kurtz & Dobson served as the Company's auditors for each of the years ended December 31, 1985 through December 31, 1992.

    In making its decision to select Arthur Andersen LLP in 1993, the Board of Directors considered the fact that Arthur Andersen LLP had audited the financial statements of the Company's subsidiary, Brite Voice Systems Group, Ltd., since the year ended December 31, 1991, the need for increasing international tax and audit coordination as the Company grows, and the fact that Baird, Kurtz & Dobson does not have offices in either Manchester, England or Boston, Massachusetts. There were no disagreements between the Company and Baird, Kurtz & Dobson.

    It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

    The Board of Directors unanimously recommends a vote FOR the appointment of Arthur Andersen LLP as auditors for the year ending December 31, 1995.

                                 OTHER MATTERS

    The Board of Directors does not intend to bring any matters before the Annual Meeting, other than those specifically set forth in the Notice of Meeting, and is not aware of any matter to be brought before the Annual Meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with the judgment of the Board of Directors.

                             STOCKHOLDER PROPOSALS

    The  Company  currently  intends  to   hold  its  1996  Annual  Meeting   of
Stockholders in May 1996. The date by which stockholder proposals must be received by the Company for inclusion in the Proxy Statement and form of proxy for its 1996 Annual Meeting of Stockholders is December 1, 1995. Such stockholder proposals should be submitted to Brite Voice Systems, Inc., 7309 East 21st Street North, Wichita, Kansas 67206, Attention: Secretary.

April 7, 1995
                                          /s/ GLENN A. ETHERINGTON

                                          --------------------------------------
                                                  Glenn A. Etherington,
                                                        SECRETARY

BRITE VOICE SYSTEMS, INC.
7309 East 21st Street North
Wichita, Kansas 67206

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Stanley G. Brannan and Glenn A. Etherington
(                           ) as Proxies, each with the power to act alone and
to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Brite Voice Systems, Inc. held of record by the undersigned on March 31, 1995 at the annual meeting of stockholders to be held on May 9, 1995, or any adjournment thereof.

PROXY

1. ELECTION OF DIRECTORS

     FOR all nominees listed below (except as marked to the contrary below)

     WITHHOLD AUTHORITY to vote as indicated below

     Stanley G. Brannan, Perry E. Esping, Glenn A. Etherington, C. MacKay Ganson, Jr., David S. Gergacz, John F. Kelsey, III

(INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee's name.)

2. PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants for the Company for 1995.

               FOR                 AGAINST                  ABSTAIN


To be signed on other side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees and FOR Proposal 2.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Dated:__________________________,1995

Signature_______________________________________

Signature if held jointly_______________________________________________________


                Please mark, date, sign and return the proxy card
                      promptly using the enclosed envelope.